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                                                                    Exhibit 32.1


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Metric Partners Growth Suite Investors, L.P., a California Limited Partnership (the "Partnership"), on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Fred Lieblich, as Chief Executive Officer of Metric Realty, the Managing General Partner of the Partnership, and William A. Finelli, as Chief Financial Officer of Metric Realty, the Managing General Partner of the Partnership, each hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Fred Lieblich
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Fred Lieblich
Chief Executive Officer
March 19, 2004

/s/ William A. Finelli
-----------------------
William A. Finelli
Chief Financial Officer
March 19, 2004